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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus of the Polaris Platinum II Variable Annuity, which constitutes part of this Registration Statement on Form S-3, of our report dated March 8, 2002 relating to the financial statements of Variable Separate Account (Portion Relating to the Polaris Platinum Variable Annuity) of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company). We also consent to the reference to us under the heading "Independent Accountants" in the Prospectus.



March 13, 2003